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                                                                    EXHIBIT 5.1

         [LETTERHEAD OF CHAMBERLAIN HRDLICKA  WHITE, WILLIAMS & MARTIN]

                               October 14, 1999

CyNet, Inc.
12777 Jones Road, Suite 400
Houston, Texas 77070

     Re:  Registration Statement on Form SB-2

Gentlemen:

     We have acted as counsel to CyNet, Inc. a Texas corporation (the "COMPANY"), in connection with the transactions contemplated by the Registration Statement on Form SB-2 filed by the Company with the Securities and Exchange Commission (the "COMMISSION") on August 6, 1998, Amendment No. 1 thereto filed with the Commission on August 12, 1999, Amendment No. 2 thereto filed with the Commission on September 17, 1999 and Amendment No. 3 thereto to be filed with the Commission on or about October 15, 1999 (together, the "REGISTRATION STATEMENT"). The Registration Statement pertains to the registration of the following securities of the Company: (A) (i) 5,514,491 shares of Class A Common Stock, (ii) 2,719,733 shares of Class B Common Stock,
(iii) 103,500 shares of Series A Preferred Stock, (iv) 77,349 shares of Series B Preferred Stock, and (v) warrants to purchase 799,000 shares of Class A Common Stock (the securities described in (i) through (v) above being referred to collectively as the "SUBJECT SECURITIES" and are the subject of the Rescission Offer described in the Registration Statement), and (B) 3,649,635 shares of Class A Common Stock (the "RESCISSION UNDERWRITER SHARES"), which have been authorized for issuance to the Rescission Underwriters to fund the Rescission Offer described in the Registration Statement, and (C) the resale of 2,200,000 shares of Class B Common Stock (the "SHAFFNER WARRANT SHARES") underlying certain warrants (the "SHAFFNER WARRANTS") issued to Keith Shaffner who subsequently transferred a portion of such warrants to certain individuals and entities (collectively, together with Mr. Shaffner, the "SELLING SHAREHOLDERS"). We are rendering this opinion to you to satisfy the requirements of the Commission and certain states' securities laws with respect to the Registration Statement. Capitalized terms used but not defined herein shall have the same meanings as are assigned to them in the Registration Statement.

     We have examined the Registration Statement and originals or copies of (i) the Articles of Incorporation of the Company, as amended to date, (ii) the Bylaws of the Company, as amended to date, (iii) certain resolutions of the Board of Directors of the Company, and (iv) such other documents and records as we have deemed necessary and relevant for purposes hereof. In addition, we have relied, as to certain matters of fact relating to the opinions expressed below, on certificates of officers of the Company, and we have made such investigations of law as we have deemed necessary and relevant as a basis hereof.

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CyNet, Inc.
October 14, 1999
Page 2


     In our examination of documents and certificates, we have assumed the genuineness of all signatures (other than those of the Company), the legal capacity to contract of all natural persons, the authenticity of all documents and records submitted to us as originals, the conformity to original documents and records of all documents and records submitted to us as copies, and the correctness and accuracy of all statements of fact contained therein. Moreover, we have assumed all parties to documents (other than the Company) have the capacity and power to enter into and perform all of their obligations under such documents, that such documents have been duly authorized, executed and delivered by such parties and that such documents are valid, binding and enforceable as to those parties.

     Based upon the foregoing, having due regard for such legal considerations as we deem relevant, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that upon completion of the Rescission Offer, we are of the opinion that:

     a. The Subject Securities are validly issued, fully paid and nonassessable shares of the Company.

     b. The Rescission Underwriter Shares to be issued to the Rescission Underwriters pursuant to the standby underwriting agreements between the Company and each of the Rescission Underwriters (collectively, the "UNDERWRITING AGREEMENTS") have been duly authorized for issuance by the Company and, when issued and paid for in accordance with the terms of the Underwriting Agreements, will be validly issued, fully paid and nonassessable shares of Class A Common Stock of the Company.

     c. The Shaffner Warrants have been duly authorized for issuance by the Company, have been duly reserved for issuance and, when issued and paid for upon the exercise of the Shaffner Warrants in accordance with their terms, will be validly issued, fully paid and nonassessable shares of Class B Common Stock of the Company.

The foregoing opinion is predicated on and qualified in its entirety by the following:

     1. The foregoing opinion is based on and is limited to the law of the State of Texas and the relevant law of the United States of America, and we render no opinion with respect to the law of any other jurisdiction.

     2. We express no opinion as to any matters other than as expressly set forth above, and no opinion is to be otherwise implied or inferred herefrom

     This opinion is solely for your benefit and may not be relied on by any person.

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CyNet, Inc.
October 14, 1999
Page 3


     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendment thereto.

                                       Very truly yours,



                                       /s/ CHAMBERLAIN, HRDLICKA, WHITE,
                                                WILLIAMS & MARTIN